As filed with the Securities and Exchange Commission on September 21, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Coterra Energy Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	04-3072771 (IRS Employer Identification Number)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
Telephone: (281) 589-4600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Francis B. Barron
Senior Vice President and General Counsel
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77028
(281) 589-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with a copy to:
Clinton W. Rancher
Eileen S. Boyce
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234
Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)            ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2022
COTERRA ENERGY INC.
Offers to Exchange the Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended,
for
Any and All Outstanding Restricted Notes
Set Forth Opposite the Corresponding Registered Notes
REGISTERED NOTES	RESTRICTED NOTES
$687,217,000 3.90% Senior Notes due 2027 (CUSIP No. 127097AG8)	$687,217,000 3.90% Senior Notes due 2027 (CUSIP Nos. 127097AE3 and U12246AB7)
$433,171,000 4.375% Senior Notes due 2029 (CUSIP No. 127097AK9)	$433,171,000 4.375% Senior Notes due 2029 (CUSIP Nos. 127097AH6 and U12246AC5)
Principal Terms of the Exchange Offers
These are offers (the “exchange offers”) by Coterra Energy Inc., a Delaware corporation (“CTRA,” the “Company,” “we,” “us,” “our,” the “Issuer” or the “Registrant”), to exchange all outstanding unregistered Restricted Notes (as defined below) for an equal principal amount of the respective series of the Company’s 3.90% Senior Notes due 2027 (the “Registered 2027 Notes”) and 4.375% Senior Notes due 2029 (the “Registered 2029 Notes”) (collectively, the “Registered Notes”), the offers of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”).
The Company issued the unregistered 3.90% Senior Notes due 2027 (CUSIP Nos. 127097AE3 and U12246AB7) (the “Restricted 2027 Notes”) and 4.375% Senior Notes due 2029 (CUSIP Nos. 127097AH6 and U12246AC5) (the “Restricted 2029 Notes”) (collectively, the “Restricted Notes”) on October 7, 2021, in private offers pursuant to which such notes were exchanged for notes of the Company’s subsidiary, Cimarex Energy Co. (“Cimarex”).
Each of the exchange offers expires at 5:00 p.m., New York City time, on            , 2022, unless the Company extends one or more offers. You may withdraw tenders of Restricted Notes at any time prior to the expiration of the relevant exchange offer. The exchange offers are not subject to any condition other than that they will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “SEC”) and that no proceedings with respect to the exchange offers have been instituted or threatened in any court or by any governmental agency. The exchange offers are not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered for exchange. Neither exchange offer is conditioned on the consummation of the other exchange offer.
Principal Terms of the Registered Notes
The terms of the Registered Notes to be issued in the exchange offers are substantially identical in all material respects to the terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement (as defined herein). Each series of Registered Notes and the corresponding series of Restricted Notes that are not exchanged in the applicable exchange offer will be treated as a single series of debt securities under the Indenture (as defined below), pursuant to which each series of Restricted Notes were, and the corresponding series of Registered Notes will be, issued, along with any additional notes of any applicable series issued pursuant to the Indenture.
The Registered Notes are new securities, and there is currently no established trading market for the Registered Notes. The Company does not intend to list the Registered Notes on any securities exchange or to apply for quotation in any automated dealer quotation system, and, therefore, no active public market is anticipated.
The Registered Notes will be general unsecured obligations of the Company that rank senior in right of payment to all future indebtedness that is expressly subordinated in right of payment to the Registered Notes. The Registered Notes will rank equally in right of payment with all future indebtedness of the Company that is not subordinated and will be (1) structurally subordinated to all indebtedness and obligations of the Company’s Subsidiaries (as defined below), including the outstanding senior notes issued by Cimarex that were not exchanged for Restricted Notes in the Cimarex Exchange Offer (as defined below) and any other indebtedness and liabilities of the Company’s Subsidiaries and (2) effectively subordinated to all future senior indebtedness secured by liens up to the extent of the value of the collateral securing such indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or upon the acceleration of any senior secured indebtedness, the assets of Coterra that secure such senior secured indebtedness will be available to pay obligations on the Registered Notes only after all indebtedness under such senior secured indebtedness has been repaid in full from such assets.
You should carefully consider the risk factors beginning on page 10 of this prospectus before participating in the exchange offers.
Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of up to 180 days after the expiration date of the applicable exchange offer, if requested by one or more such broker-dealers, the Company will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution.”
None of the SEC, any state securities commission or other regulatory agency has approved or disapproved of the Registered Notes or the exchange offers or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2022.

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The Company has not authorized anyone to provide you with information that is different from the information included or incorporated by reference in this document. The Company cannot take responsibility for, nor provide assurances as to the reliability of, any different or additional information that others may give you. This document may only be used where it is legal to offer or sell these securities.

No person is authorized in connection with these exchange offers to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. You should assume that the information contained in this prospectus is accurate only as of its date.
This prospectus does not constitute an offer to sell or buy any Registered Notes in any jurisdiction where it is unlawful to do so.
No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offers under applicable legal investment or similar laws or regulations.
We have filed with the SEC a registration statement on Form S-4 (File No. 333-      ) with respect to the exchange offers and the Registered Notes. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about the Company, the exchange offers and the Registered Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules and the documents incorporated by reference herein. For a listing of documents incorporated by reference herein, see the section entitled “Where You Can Find More Information.” Statements the Company makes in this prospectus or in the documents incorporated by reference herein about certain contracts or other documents are not necessarily complete. When the Company makes such statements, the Company refers you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement incorporates important business and financial information about the Company that is not included or delivered with this document. The registration statement, including its exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also obtain this information without charge by writing to Coterra Energy Inc., Three Memorial City Plaza, 840 Gessner Road, Suite 1400 Houston, Texas 77024, Attention: Corporate Secretary.
In order to ensure timely delivery, you must request the information no later than                 , 2022, which is five business days before the expiration of the exchange offers.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included in this prospectus or incorporated by reference herein, are forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding future financial and operating performance and results, the anticipated effects of, and certain other matters related to, the merger involving Cimarex, strategic pursuits and goals, market prices, future hedging and risk management activities, and other statements that are not historical facts contained in this prospectus or incorporated by reference herein. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “forecast,” “target,” “predict,” “potential,” “possible,” “may,” “should,” “could,” “would,” “will,” “strategy,” “outlook” and similar expressions are also intended to identify forward-looking statements. We can provide no assurance that the forward-looking statements contained in this prospectus or incorporated by reference herein will occur as expected, and actual results may differ materially from those included in this prospectus or incorporated by reference herein. Forward-looking statements are based on current expectations and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those included in this prospectus or incorporated by reference herein. These risks and uncertainties include, without limitation, the potential effects of further developments related to the long-term impact of the coronavirus pandemic and variants thereof on our business, financial condition and results of operations and the economy as a whole, the risk that our and Cimarex’s businesses will not be integrated successfully, the risk that the cost savings and any other synergies from the merger involving Cimarex may not be fully realized or may take longer to realize than expected, the availability of cash on hand and other sources of liquidity to fund our capital expenditures, actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other exporting nations, market factors, market prices (including geographic basis differentials) of oil and natural gas, impacts of inflation, labor shortages and economic disruption (including as a result of pandemics or geopolitical disruptions such as the war in Ukraine), results of future drilling and marketing activity, future production and costs, legislative and regulatory initiatives, electronic, cyber or physical security breaches and other factors detailed herein and in our other SEC filings. Additional important risks, uncertainties and other factors are described in “Risk Factors” in Part I. Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in Part II. Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, both of which are incorporated by reference herein.
We caution you not to place undue reliance on the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management as of the date they are made, and other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements, all of which are expressly qualified by the statements in this section, or provide reasons why actual results may differ. All forward-looking statements, expressed or implied, included in or incorporated by reference into this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business. Please see “Where You Can Find More Information.”

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SUMMARY
The following is a summary of some of the information contained or incorporated by reference in this prospectus. This summary does not contain all the details concerning the exchange offers or the Registered Notes, including information that may be important to you. To better understand our business and financial position, you should carefully review this entire document and the documents incorporated by reference herein, including the information under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
Coterra Energy Inc.
We are an independent oil and gas company engaged in the exploration, development and production of oil, natural gas and natural gas liquids. Our assets are concentrated in the Permian Basin, Marcellus Shale and Anadarko Basin, areas with known hydrocarbon resources that are conducive to multi-well, repeatable development programs.
Our principal executive office is located at Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024, and our telephone number at that address is (281) 589-4600. We maintain a website at www.coterra.com. However, our website and the information on our website is not part of, and is not incorporated by reference into, this prospectus.
Recent Developments
Redemption of 2024 Notes
On September 19, 2022, we delivered notices of redemption with respect to our 4.375% Senior Notes due 2024 (the “Coterra 2024 Notes”) and the 4.375% Senior Notes due 2024 of Cimarex (the “Cimarex 2024 Notes” and, together with the Coterra 2024 Notes, the “2024 Notes”). We (i) gave holders of the Coterra 2024 Notes notice that, on September 29, 2022, we will redeem $705,495,000 aggregate principal amount of the outstanding Coterra 2024 Notes, representing all of the outstanding Coterra 2024 Notes, and (ii) gave holders of the Cimarex 2024 Notes notice that, on October 19, 2022, we will redeem $44,497,000 aggregate principal amount of the Cimarex 2024 Notes, representing all of the outstanding Cimarex 2024 Notes. The redemption price for each series of 2024 Notes will be equal to the greater of (i) 100% of the principal amount thereof and (ii) the “make-whole” redemption premium specified in the respective indentures governing such series of 2024 Notes, plus, in either case, accrued and unpaid interest to the respective redemption date for each series of 2024 Notes. The redemption of the 2024 Notes is being made solely pursuant to a notice of redemption delivered pursuant to the respective indentures governing such series of 2024 Notes, and nothing contained in this prospectus constitutes a notice of redemption of the 2024 Notes.

THE EXCHANGE OFFERS
Background
On October 7, 2021, we (i) completed our private exchange offers to all eligible holders for any and all outstanding notes issued by Cimarex (the “Cimarex Exchange Offer”) and issued the Restricted Notes and (ii) in connection with the completion of the Cimarex Exchange Offer, entered into a registration rights agreement with the dealer managers of the Cimarex Exchange Offer with respect to the Restricted Notes (the “Registration Rights Agreement”). We are offering to issue the Registered Notes in exchange for the Restricted Notes to satisfy our obligations under the Registration Rights Agreement to holders of the Restricted Notes.
After the exchange offers are complete, holders of Restricted Notes will no longer be entitled to any exchange or registration rights with respect to the Restricted Notes, except in the limited circumstances described in the Registration Rights Agreement.
Exchange Offers
We are offering to exchange the Restricted Notes for a like principal amount of the applicable Registered Notes of the same series, the offer of which has been registered under the Securities Act.
The Registered Notes will be substantially identical in all material respects to the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.
The Restricted Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. You should read the discussion under the headings “The Registered Notes” and “Description of the Notes” for further information regarding the Registered Notes. You should also read the discussion under the heading “Terms of the Exchange Offers” for further information regarding the exchange offers and resale of the Registered Notes.
Resales
Based on interpretations by the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated and Shearman & Sterling, the Company believes that the Registered Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that you:
•
are acquiring the Registered Notes in the ordinary course of business;

•
have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes; and

•
you are not an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

By completing and submitting the letter of transmittal and exchanging your Restricted Notes for Registered Notes, as described below, you will be making representations to this effect.
Each participating broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers in exchange for the

Restricted Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Registered Notes. See “Plan of Distribution.”
Any holder of Restricted Notes who:
•
is an affiliate of the Company as defined in Rule 405 of the Securities Act;

•
does not acquire the Registered Notes in the ordinary course of its business; or

•
cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Registered Notes. The Company will not assume, nor will the Company indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any Registered Notes issued in the exchange offers absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.
If for any reason the exchange offers are not completed on or prior to December 31, 2022 or if, following such date, the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement, then the Company will be required to use commercially reasonable efforts to file and cause to become effective a shelf registration statement under the Securities Act which would cover resales of the registrable securities of such series held by such persons. See “Terms of the Exchange Offers — Additional Obligations.”
Expiration Time
The exchange offers will expire at 5:00 p.m., New York City time, on               , 2022, or such later date and time to which the Company extends it. The Company does not currently intend to extend the expiration time for any of the offers.
Conditions to the Exchange
Offers
The exchange offers are subject to the following conditions, which the Company may waive:
•
the exchange offers do not violate applicable law, rule, regulation or applicable interpretations of the staff of the SEC; and

•
there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to these exchange offers, which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the exchange offers.

The exchange offers are not conditioned upon any minimum aggregate principal amount of the Restricted Notes being tendered for exchange. Neither exchange offer is conditioned on the consummation of the other exchange offer.
See “Terms of the Exchange Offers — Conditions to the Exchange Offers.”

Procedures for Tendering the Restricted Notes
If you wish to accept and participate in the exchange offers, you must complete and submit the accompanying letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal, together with the Restricted Notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. As you hold Restricted Notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program (“ATOP”) procedures of DTC described herein.
By signing or agreeing to be bound by the letter of transmittal, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, you represent to the Company that, among other things:
•
any Registered Notes that you receive will be acquired in the ordinary course of business;

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you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes;

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if you are a broker-dealer that will receive Registered Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of the Registered Notes; and

•
you are not an “affiliate” of the Company as defined in Rule 405 under the Securities Act.

Special Procedures for Beneficial Owners
If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Restricted Notes in the exchange offers, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name or obtain a properly completed bond power from the person in whose name the Restricted Notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration time.
If you are a beneficial owner that holds Restricted Notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), and wish to tender your Restricted Notes, contact Euroclear or Clearstream directly to ascertain the procedures for tendering Restricted Notes and comply with such procedures.
Withdrawal of Tenders
Tenders of the Restricted Notes pursuant to the exchange offers may be withdrawn at any time prior to the expiration time. To withdraw, you must send a written notice of withdrawal to the exchange agent at its address indicated under “Terms of the Exchange Offers — Exchange Agent” before the expiration time of the exchange offers.
Acceptance of the Restricted Notes and Delivery of the Registered Notes
If all of the conditions to the completion of these exchange offers are satisfied, the Company will accept any and all Restricted Notes that are properly tendered in these exchange offers and not properly withdrawn before the expiration time. The Company will return any Restricted Notes that the Company does not accept for exchange to its registered holder at the Company’s expense promptly after the expiration time. The Company will deliver the Registered Notes to the registered holders of Restricted Notes accepted for exchange promptly after the expiration time and acceptance of such Restricted Notes. See “Terms of the Exchange Offers — Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes.”
Effect on Holders of the Restricted Notes
As a result of making, and upon acceptance for exchange of all validly tendered Restricted Notes pursuant to the terms of, the exchange offers, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. If a holder of Restricted Notes does not tender its Restricted Notes in the exchange offers, such holder will continue to hold its Restricted Notes and such holder will be entitled to all the rights and limitations applicable to the Restricted Notes in the Indenture (as defined below in “The Registered Notes”), except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the exchange offers. See “Terms of the Exchange Offers — Purpose and Effect of the Exchange Offers.”
Consequences of Failure to Exchange
All untendered Restricted Notes will continue to be subject to the restrictions on transfer provided for in the Restricted Notes and in the Indenture. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Restricted Notes will likely become more limited to the extent that other holders of Restricted Notes participate in the exchange offers. Following consummation of the exchange offers, the Company will not be required to register under the Securities Act any Restricted Notes that remain outstanding, except in the limited circumstances in which it is obligated to file a shelf registration statement for certain holders of Restricted Notes not eligible to participate in the exchange offers pursuant to the Registration Rights Agreement. If your Restricted Notes are not tendered and accepted in the exchange offers, it may become more difficult to sell or transfer the Restricted Notes. See “Terms of the Exchange Offers — Additional Obligations” and “Risk Factors.”
Material U.S. Federal Income Tax Considerations
The exchange of Restricted Notes for Registered Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Exchange Agent
U.S. Bank Trust Company, National Association is the exchange agent for the exchange offers. The address and telephone number of the exchange agent are set forth under the heading “Terms of the Exchange Offers — Exchange Agent.”

THE REGISTERED NOTES
The terms of the Registered Notes are summarized below. This summary is not a complete description of the Registered Notes. For a more detailed description of the Registered Notes, see the discussion under the heading “Description of the Notes.” In this section, the terms “Company,” the “Issuer,” “we” and “our” refer only to Coterra Energy Inc. and not any of its subsidiaries. Other than the restrictions on transfer, registration rights and additional interest provisions, each series of the Registered Notes will have the same terms as the corresponding series of the Restricted Notes.
The Restricted Notes were, and the Registered Notes will be, issued by Coterra Energy Inc. The following table sets forth the title (including interest rate), CUSIP numbers of corresponding series of Restricted Notes, maturity date, aggregate principal amount and interest payment dates of each series of Registered Notes offered hereby. The Restricted Notes were, and the Registered Notes will be, issued pursuant to the First Supplemental Indenture, dated as of October 7, 2021 (the “First Supplemental Indenture”), to the Indenture, dated as of October 7, 2021 (the “Base Indenture”; the Base Indenture as amended, supplemented or otherwise modified by the First Supplemental Indenture, the “Indenture”), between Coterra Energy Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Title (Including Interest Rate)	CUSIP Nos. of Corresponding Series of Restricted Notes	Maturity Date	Aggregate Principal Amount	Interest Payment Dates
3.90% Senior Notes due 2027	127097AE3 and U12246AB7	May 15, 2027	$687,217,000	May 15 and November 15
4.375% Senior Notes due 2029	127097AH6 and U12246AC5	March 15, 2029	$433,171,000	March 15 and September 15
Interest Payment Dates
Interest on the Registered Notes will be payable semi-annually and will accrue from the most recent interest payment date of the applicable series of the Restricted Notes, which was May 15, 2022 in the case of the Registered 2027 Notes and September 15, 2022 in the case of the Registered 2029 Notes. The holders of the Restricted Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Restricted Notes from the last interest payment date on which interest was paid on such Restricted Notes to the date of issuance of the Registered Notes. Interest on the Restricted Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest is payable on the Registered Notes beginning with the first interest payment date following the consummation of the exchange offers.
Ranking
The Registered Notes will be general unsecured obligations of the Company that rank senior in right of payment to all future indebtedness that is expressly subordinated in right of payment to the Registered Notes. The Registered Notes will rank equally in right of payment with all future indebtedness of the Company that is not subordinated and will be (1) structurally subordinated to all indebtedness and obligations of the Company’s Subsidiaries, including the outstanding senior notes issued by Cimarex and any other indebtedness and liabilities of the Company’s subsidiaries and (2) effectively subordinated to all future senior indebtedness secured by liens up to the extent of the value of the collateral securing such indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up of Coterra or upon the acceleration of any senior secured indebtedness, the assets of Coterra that secure such senior secured indebtedness will be available to pay obligations on the Registered Notes only after all indebtedness under such senior secured indebtedness has been repaid in full from such assets. See “Description of the Notes — Ranking.”
As of June 30, 2022, we had approximately $3.1 billion of total consolidated indebtedness outstanding (none of which was secured), comprising approximately $2.0 billion of aggregated principal amount of unsecured senior notes outstanding, including the Restricted Notes, and no borrowings outstanding under our revolving credit facility. On August 1, 2022, we retired $124 million principal amount of our outstanding consolidated indebtedness. On September 19, 2022, we delivered notices of redemption with respect to the $705,495,000 aggregate principal amount of the outstanding Coterra 2024 Notes, representing all of the outstanding Coterra 2024 Notes, and the $44,497,000 aggregate principal amount of the Cimarex 2024 Notes, representing all of the outstanding Cimarex 2024 Notes. The Coterra 2024 Notes and the Cimarex 2024 Notes will be redeemed on September 29, 2022 and October 19, 2022, respectively.
Optional Redemption
Each series of Registered Notes to be issued in the exchange offers will have the same redemption provisions as the corresponding series of Restricted Notes for which they are being offered in exchange.
For more information on the redemption provisions of the Registered Notes of each series, see “Description of the Notes — Optional Redemption.”
Certain Covenants
The Indenture governing the Registered Notes contains covenants that limit the Company and its subsidiaries’ ability, with certain exceptions, to,
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directly or indirectly, create, incur, or suffer or permit to exist, any lien securing funded debt (other than permitted liens) upon any of its property or assets (including, without limitation, capital stock of its subsidiaries), or income or profits therefrom; and

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consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets on a consolidated basis to, any person, subject to certain exceptions.

See “Description of the Notes — Certain Covenants.”
These covenants are identical to those applicable to the equivalent Restricted Notes to be exchanged in the exchange offers.
Use of Proceeds
The Company will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, the Company will receive in exchange Restricted Notes in like principal amount, which will be cancelled and, as such, issuing the Registered Notes will not result in any increase in the Company’s indebtedness.
Trustee, Registrar and Paying Agent
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association)

Form and Denominations
The Registered Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. The Registered Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors
For a discussion of factors you should carefully consider before deciding to invest in the Registered Notes, see “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages iii and 10, respectively, of this prospectus and the “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, which documents are incorporated by reference in this prospectus.
No Public Market
The Registered Notes are new securities, and there is currently no established trading market for the Registered Notes. See “Risk Factors.” An active trading market may not develop for the Registered Notes, and we do not intend to apply to list the Registered Notes on any securities exchange or for quotation in any automated dealer quotation system.
Governing Law
The Indenture is, and the Registered Notes will be upon issuance, governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS
Investing in the Registered Notes involves risks, which risks are substantially equivalent to those applicable to the Restricted Notes exchanged therefor except that the Registered Notes will be registered. Prospective investors should consider carefully all of the information set forth in this prospectus, any free writing prospectus filed by us with the SEC and the documents incorporated by reference herein. In particular, you should carefully consider the risk factors discussed below and under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022. See “Where You Can Find More Information” and “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to the Registered Notes
Our existing and future debt may limit cash flow available to invest in the ongoing needs of our business and could prevent us from fulfilling our obligations under our outstanding debt, as well as the Registered Notes.
As of June 30, 2022, Coterra and its subsidiaries had approximately $3.1 billion of outstanding consolidated indebtedness, consisting primarily of amounts outstanding under their unsubordinated unsecured senior notes and note purchase agreements. On August 1, 2022, Coterra retired $124 million principal amount of its outstanding consolidated indebtedness. On September 19, 2022, Coterra delivered notices of redemption with respect to the $705,495,000 aggregate principal amount of the outstanding Coterra 2024 Notes, representing all of the outstanding Coterra 2024 Notes, and the $44,497,000 aggregate principal amount of the Cimarex 2024 Notes, representing all of the outstanding Cimarex 2024 Notes. The Coterra 2024 Notes and the Cimarex 2024 Notes will be redeemed on September 29, 2022 and October 19, 2022, respectively.
Our level of debt could have important consequences. For example, it could:
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make it more difficult for us to make payments on our debt;

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require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, distributions and other general corporate purposes;

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increase our vulnerability to general adverse economic or industry conditions, including low commodity price environments;

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limit our ability to obtain additional financing to enable us to react to changes in our business; or

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place us at a competitive disadvantage compared to businesses in our industry that have less debt.

Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future from operations, financings or asset sales. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are not able to repay or refinance our debt as it becomes due, we may be forced to sell assets or take other disadvantageous actions, including reducing financing in the future for working capital, capital expenditures and general corporate purposes; reducing our cash dividend rate and/or share repurchases; or dedicating an unsustainable level of our cash flow from operations to the payment of principal and interest on our indebtedness. In addition, our ability to withstand competitive pressures and to react to changes in the oil and gas industries could be impaired. If we fail to make required payments or otherwise default on our debt, the lenders who hold such debt also could accelerate amounts due, which could potentially trigger a default or acceleration of portions of our other debt. Redemption may adversely affect your return on the Registered Notes.
In addition, the margins we pay under our unsecured revolving credit facility depend on (1) our leverage ratio, at times when our debt does not have an investment grade rating, and (2) the credit rating of our debt, at times when our debt has an investment grade credit rating. Accordingly, adverse changes in our leverage ratio or the credit rating of our debt may result in an increase in our interest expense. Further, any failure to meet required payments on our debt, or failure to comply with any covenants in the instruments governing our debt, could result in an event of default under the terms of those instruments. In the event of such default, the holders of such debt could elect to declare all the amounts outstanding under such instruments to be due and payable.
We have the right to redeem some or all of the Registered Notes prior to maturity. We may redeem the Registered Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Registered Notes.
Coterra is dependent, in part, on the earnings of its subsidiaries.
Coterra holds a portion of its assets through direct and indirect ownership interests in, and conducts part of its business through, its subsidiaries. Coterra relies, in part, on dividends or other distributions from its subsidiaries, together with cash generated from its own operations, to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Consequently, Coterra’s ability to repay its debt when due, including the Registered Notes, may depend on the earnings of its subsidiaries, as well as its ability to receive funds from its subsidiaries through dividends or other payments or distributions. The ability of Coterra’s subsidiaries to pay dividends, repay intercompany debt or make other advances to Coterra is subject to restrictions imposed by applicable laws (including bankruptcy laws), tax considerations and the terms of agreements governing its subsidiaries.
The Registered Notes are structurally subordinated to the liabilities of our subsidiaries.
The Registered Notes are Coterra’s general unsecured, senior obligations. Coterra is a legal entity separate and distinct from its subsidiaries, and holders of the Registered Notes will be able to look only to Coterra for payments on the Registered Notes. In addition, Coterra’s right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the Registered Notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that Coterra is recognized as a creditor of that subsidiary. All obligations of Coterra’s subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to Coterra. Accordingly, the Registered Notes are structurally subordinated to all existing and future liabilities of Coterra’s subsidiaries and all liabilities of any of its future subsidiaries.
The Registered Notes will be subject to prior claims of any future secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the Registered Notes.
The Registered Notes will be general unsecured, senior obligations of Coterra that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the Registered Notes. The Registered Notes will rank equally in right of payment with all existing and future indebtedness of Coterra that is not subordinated and will be (1) structurally subordinated to all indebtedness and obligations of the Company’s Subsidiaries, including the outstanding senior notes issued by Cimarex and any other indebtedness and liabilities of our subsidiaries and (2) effectively subordinated to all future senior indebtedness secured by liens up to the extent of the value of the collateral securing such indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up of Coterra or upon the acceleration of any senior secured indebtedness, the assets of Coterra that secure such senior secured indebtedness will be available to pay obligations on the Registered Notes only after all indebtedness under such senior secured indebtedness has been repaid in full from such assets. Holders of the Registered Notes will participate in our remaining assets ratably with all of our unsubordinated unsecured creditors, including our trade creditors. The Indenture governing the Registered Notes will permit us and our subsidiaries to incur additional debt, including secured debt, subject to certain limited covenants. If we incur any additional obligations that rank equally with the Registered Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Registered Notes and our other unsubordinated unsecured creditors in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the Registered Notes then outstanding would remain unpaid.

There are limited covenants in the Indenture governing the Registered Notes that will restrict our ability to take actions that could negatively impact holders of the Registered Notes. The Indenture will not contain any covenants that limit our ability to incur additional unsecured debt.
The Indenture will contain limited covenants, including those restricting our ability and the ability of certain of our subsidiaries to incur certain debt secured by liens. The limitations on incurring debt secured by liens will contain certain exceptions. The covenants in the Indenture will not limit the amount of additional unsecured debt we or our subsidiaries may incur, including additional unsubordinated debt under the Indenture or indebtedness under new or existing credit facilities and will not require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity. In light of the foregoing, holders of the Registered Notes may be effectively subordinated to any new debt we may incur. We may opportunistically raise additional capital, including through additional indebtedness, to fund our capital plan and ongoing operations. Further, the Indenture will not contain provisions that would afford holders of the Registered Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Our ability and the ability of our subsidiaries to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Registered Notes could adversely affect our capital structure or credit rating or have the effect of diminishing our ability to make payments on the Registered Notes when due. In addition, we and our subsidiaries are not restricted by the terms of the Registered Notes from repurchasing common stock or any subordinated indebtedness that we may incur in the future.
We may be unable to repurchase the Registered Notes upon a Change of Control Triggering Event.
If we experience a Change of Control Triggering Event, we will be required to offer to repurchase the Registered Notes for cash at a price equal to 101% of the principal amount of the Registered Notes of the applicable series plus accrued and unpaid interest, if any, to the date of repurchase in order to avoid an event of default under the Indenture. See “Description of the Notes — Change of Control Triggering Event.” In addition, we may have similar obligations to offer to repurchase other series of our debt securities and other indebtedness upon a Change of Control Triggering Event. In such event, we may not have sufficient funds to purchase all of the affected indebtedness, including the Registered Notes.
There is no established public trading market for the Registered Notes.
The Registered Notes will constitute a new issue of securities with no established trading market. We do not currently intend to apply for listing of the Registered Notes on any securities exchange or market. If a trading market does not develop or is not maintained, holders of Registered Notes may find it difficult or impossible to resell their Registered Notes. If a trading market were to develop, the trading prices of the Registered Notes may be volatile, depending on many factors, including prevailing interest rates, our operating results and financial condition, performance or prospects for companies in the same industry and the market for similar securities. The liquidity of any market for any series of the Registered Notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Accordingly, there can be no assurance regarding any future development of a trading market for the Registered Notes or the ability of holders of the Registered Notes to sell their notes at all or the price at which such holders may be able to sell their Registered Notes.
Changes in our credit ratings or the financial and credit markets could adversely affect the market price of the Registered Notes.
The market price of the Registered Notes will be based on a number of factors, including:
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our ratings with major credit rating agencies;

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the prevailing interest rates being paid by companies similar to us;

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our operating results, financial condition, financial performance and future prospects; and

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the overall condition of the financial and credit markets.

We cannot be sure that credit rating agencies will maintain their ratings on the Registered Notes. Credit rating agencies continually review their ratings for the companies that they follow, including us, and revise those ratings as they believe warranted. The credit rating agencies also evaluate the oil and gas industries as a whole and may change their credit rating for us based on their overall view of our businesses, including the prospects for our major end user markets. A negative change in our credit ratings could have an adverse effect on the price of the Registered Notes, which in turn could increase our borrowing costs and affect our ability to incur new indebtedness or refinance our existing indebtedness.
In addition, the condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In the past, there have been significant disruptions in the global economy, including volatile credit and capital market conditions. Fluctuations in these factors or a worsening of market conditions could have an adverse effect on the price of the Registered Notes.
Our credit ratings may not reflect all risks of your investment in the Registered Notes.
Any credit ratings assigned to the Registered Notes or the Restricted Notes are limited in scope and do not address all material risks relating to an investment in such notes, but rather reflect only the view of each rating agency at the time the rating is issued. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Neither we nor the Trustee (as defined below) undertakes any obligation to maintain the ratings or to advise holders of Registered Notes or the Restricted Notes of any change in ratings. Any failure to maintain the rating of the Registered Notes or the Restricted Notes could adversely affect the trading market or price of such notes.
Risks Related to the Exchange Offers
You may have difficulty selling the Restricted Notes that you do not exchange.
If you do not exchange your Restricted Notes for Registered Notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your Restricted Notes described in the legend on your Restricted Notes and we will not be required to offer another opportunity for you to exchange your Restricted Notes for registered notes, except in limited circumstances. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the Restricted Notes only if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from these requirements. We do not intend to register the Restricted Notes under the Securities Act. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Restricted Notes. To the extent Restricted Notes are tendered and accepted in the exchange offers, the trading market, if any, for the remaining Restricted Notes would likely be adversely affected. See “Terms of the Exchange Offers — Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your Restricted Notes.
Because we anticipate that most holders of the Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the exchange offers will be substantially limited. Any Restricted Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the Restricted Notes of the applicable series outstanding. Following the exchange offers, if you do not tender your Restricted Notes you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected.
Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.
Any broker-dealer that exchanges its Restricted Notes in the exchange offers for the purpose of participating in a distribution of the Registered Notes, or resells Registered Notes that were received by it for its own account in the exchange offers, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Registered Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
In addition to broker-dealers, any noteholder that exchanges its Restricted Notes in the exchange offers for the purpose of participating in a distribution of the Registered Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.
You must comply with the exchange offer procedures in order to receive freely tradable Registered Notes.
Delivery of the Registered Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the exchange offers will be made only if such tenders comply with the exchange offer procedures described herein, including the timely receipt by the exchange agent of book-entry transfer of the Restricted Notes into such exchange agent’s account at DTC, as depositary, including an agent’s message. We are not required to notify you of defects or irregularities in tenders of Restricted Notes for exchange. The method of delivery of Restricted Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders of the Restricted Notes.
Consummation of the exchange offers may not occur.
Each of the exchange offers is subject to the satisfaction of certain conditions. See “Terms of the Exchange Offers — Conditions to the Exchange Offers.” Even if the exchange offers are completed, they may not be completed on the timing described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their Registered Notes, during which time such holders will not be able to effect transfers of their Restricted Notes tendered in the exchange offers. Until we announce whether we have accepted valid tenders of Restricted Notes for exchange pursuant to one of the exchange offers, no assurance can be given that such exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate any of the exchange offers at any time before our announcement of whether we will accept valid tenders of Restricted Notes for exchange pursuant to such exchange offer, which we expect to make as soon as reasonably practicable after the expiration date.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, the Company will receive in exchange Restricted Notes in like principal amount, which will be cancelled, and, as such, issuing the Registered Notes will not result in any increase in the Company’s indebtedness.

TERMS OF THE EXCHANGE OFFERS
Purpose and Effect of the Exchange Offers
We and the dealer managers entered into a Registration Rights Agreement with respect to the Restricted Notes on October 7, 2021. Pursuant to the Registration Rights Agreement, we agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on Form S-4 with respect to a registered offer to exchange each series of Restricted Notes for a like aggregate principal amount of Registered Notes, with terms substantially identical in all material respects to such series of Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act by December 31, 2022. In furtherance of the foregoing, we have filed with the SEC a registration statement on Form S-4 (File No. 333-    ) with respect to the exchange offers and the Registered Notes. We agreed to use commercially reasonable efforts to complete the exchange offer for each series of notes within 60 days after the registration statement is declared effective by the SEC. If for any reason the exchange offers are not completed on or prior to December 31, 2022 or if, following such date, the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement, then the Company will be required to use commercially reasonable efforts to file and cause to become effective a shelf registration statement under the Securities Act which would cover resales of the registrable securities of such series held by such persons.
After the SEC declares this exchange offer registration statement effective, we will offer the Registered Notes in return for the Restricted Notes. Each of the exchange offers will remain open for no fewer than 20 business days (or longer if required by applicable law) after the date we electronically deliver notice of such exchange offer to the holders of the applicable Restricted Notes. For each Restricted Note surrendered to us pursuant to an exchange offer, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Interest on the Registered Notes will be payable semi-annually and will accrue from the most recent interest payment date of the applicable series of the Restricted Notes, which was May 15, 2022 in the case of the Registered 2027 Notes and September 15, 2022 in the case of the Registered 2029 Notes.
Under existing SEC interpretations, the Registered Notes acquired in the exchange offers by holders of Restricted Notes will be freely transferable without further registration under the Securities Act if the holder of the Registered Notes is acquiring the Registered Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Registered Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; however, broker-dealers (“participating broker-dealers”) receiving Registered Notes in a registered exchange offer will also have a prospectus delivery requirement with respect to resales of such Registered Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to Registered Notes (other than a resale of an unsold allotment from the original sale of the Restricted Notes) with the prospectus contained in the exchange offer registration statement relating to such Registered Notes.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.
A holder of Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes in the exchange offers will be required to represent that (1) any Registered Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the exchange offers, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Registered Notes in violation of the provisions of the Securities Act and it is not engaged in, and does not intend to engage in, the distribution of the Registered Notes, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (4) if such holder is a broker-dealer that will receive the Registered Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes. See “Plan of Distribution.”
The Registration Rights Agreement provides, among other things, that if we have not exchanged Registered Notes for all Restricted Notes validly tendered in accordance with the terms of the exchange offers on or prior to December 31, 2022, or if a shelf registration statement is required under the limited circumstances set forth in the Registration Rights Agreement and such shelf registration statement is not declared effective on or prior to the 60th day after the later of December 31, 2022 and the date on which the Company receives a duly executed request from certain holders of Restricted Notes for the filing of a shelf registration, then the annual interest rate on the Restricted Notes will increase initially by 0.25% per annum for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the Restricted Notes will increase by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum. The additional interest will cease to accrue when all registration defaults are cured. See “Exchange Offers; Registration Rights.”
Resale of Registered Notes
Based on the position that the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated and Shearman & Sterling, the Registered Notes issued in the exchange offers may be offered for resale, resold and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of the Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes can make the representations set forth below under “— Procedures for Tendering the Restricted Notes.” However, if such holder intends to participate in a distribution of the Registered Notes, is a broker-dealer that acquired the Restricted Notes directly from us for its own account in the initial offering of the Restricted Notes and not as a result of market-making activities or other trading activities or is an “affiliate” of the Company as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the exchange offers, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of its Restricted Notes. See “— Additional Obligations” below.
A broker-dealer that has acquired Restricted Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any Registered Notes it receives for its own account in the exchange offers. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution” for more information regarding broker-dealers.
The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of Restricted Notes in any jurisdiction in which these exchange offers or the acceptance of the exchange offers would not be in compliance with the securities or blue sky laws.
Terms of the Exchange Offers
Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any and all Restricted Notes properly tendered and not withdrawn prior to the expiration time. The Restricted Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 in excess thereof of Registered Notes in exchange for a corresponding principal amount of Restricted Notes surrendered in the exchange offers. In exchange for each Restricted Note surrendered in the exchange offers, we will issue a Registered Note with a like principal amount.
The form and terms of the Registered Notes will be substantially identical in all material respects to the form and terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.

The Registered Notes will evidence the same debt as the Restricted Notes. The Registered Notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the Restricted Notes. Consequently, each series of Registered Notes and the corresponding Restricted Notes that are not exchanged in the applicable exchange offer will be treated as a single series of debt securities under the Indenture for all purposes of the Indenture, along with any additional notes of any applicable series issued pursuant to the Indenture.
The exchange offers are not conditioned upon any minimum aggregate principal amount of Registered Notes being tendered for exchange. Neither exchange offer is conditioned on the consummation of the other exchange offer.
There will be no fixed record date for determining registered holders of Restricted Notes entitled to participate in the exchange offers.
We intend to conduct the exchange offers in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Restricted Notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture.
We will be deemed to have accepted for exchange properly tendered Restricted Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Registered Notes from the Company and delivering the Registered Notes to such holders. Subject to the terms of the exchange offers and the Registration Rights Agreement, we expressly reserve the right to amend or terminate any of the exchange offers, and to not accept for exchange any Restricted Notes not previously accepted for exchange.
We will pay all charges and expenses, other than those brokerage commissions or fees or transfer or other taxes described below, in connection with the exchange offers. It is important that you read the section titled “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.
Expiration Time; Extensions; Amendments
Each of the exchange offers will expire at 5:00 p.m., New York City time, on            , 2022, unless, in our sole discretion, we extend the expiration time of such exchange offer.
In order to extend the exchange offers, we will notify the exchange agent in writing of any extension of such exchange offer. We will notify registered holders of the applicable Restricted Notes in writing or by public announcement of the extension, if any, of the expiration time by no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
We expressly reserve the right, in our sole discretion:
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to delay accepting for exchange any Restricted Notes due to an extension of the exchange offers;

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to extend the exchange offers or to terminate the exchange offers and to refuse to accept Restricted Notes not previously accepted if any of the conditions set forth under “— Conditions to the Exchange Offers” have not been satisfied by giving written notice of such extension or termination to the exchange agent; or

•
subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offers in any manner.

Any such delay in acceptance, extension or termination will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Restricted Notes. If we amend any of the exchange offers in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the relevant Restricted Notes of such amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of any of the exchange offers, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If we make any material change to any of the exchange offers, we will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of relevant Restricted Notes. In addition, we will extend the relevant exchange offer(s) for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer(s) would otherwise expire during that period. We will promptly notify the exchange agent by written notice of any delay in acceptance, extension, termination or amendment of any of the exchange offers.
Conditions to the Exchange Offers
Notwithstanding any other terms of the exchange offers, we will not be required to accept for exchange, or exchange any Registered Notes for, any Restricted Notes, and we may terminate any of the exchange offers as provided in this prospectus before accepting any Restricted Notes for exchange, if:
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the exchange offers would violate any applicable law, rule, regulation or applicable interpretations of the staff of the SEC; or

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any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offers.

In addition, we will not be obligated to accept for exchange the Restricted Notes of any holder that has not made the representations described in the letter of transmittal and under “— Purpose and Effect of the Exchange Offers,” “— Procedures for Tendering the Restricted Notes” and “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Registered Notes under the Securities Act.
We expressly reserve the right, at any time or at various times, to extend the period of time during which any of the exchange offers are open. Consequently, we may delay acceptance of any Restricted Notes by giving written notice (including by public announcement) of such extension to the registered holders of the relevant Restricted Notes as promptly as practicable. During any such extensions, all relevant Restricted Notes previously tendered will remain subject to the applicable exchange offers, and we may accept them for exchange unless they have been previously withdrawn. We will return any Restricted Notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offers.
We expressly reserve the right to amend or terminate any of the exchange offers, and to reject for exchange any Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the relevant Restricted Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion; provided that any waiver of a condition of tender with respect to any of the exchange offers will apply to all of the relevant, outstanding Restricted Notes and not only to particular relevant Restricted Notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.
In addition, we will not accept for exchange any Restricted Notes tendered, and will not issue Registered Notes in exchange for any such Restricted Notes, if at such time any stop order will be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Procedures for Tendering the Restricted Notes
Except as described below, a holder tendering Restricted Notes must, prior to 5:00 p.m., New York City time, on the expiration date:
•
transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent, or

•
if Restricted Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message (described below) to the exchange agent.

Transmittal will be deemed made only when actually received or confirmed by the exchange agent.
In addition, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date book-entry transfer of the Restricted Notes into the exchange agent’s account at DTC, the book-entry transfer facility.
The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.
The method of delivery of Restricted Notes, letters of transmittal and all other required documents is at the holder’s election and risk. If delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send letters of transmittal or Restricted Notes to anyone other than the exchange agent.
If the holder is a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wishes to tender, such holder should promptly instruct the registered holder to tender on its behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account.
Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Restricted Notes surrendered for exchange are tendered:
•
by a registered holder of the Restricted Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•
for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Program.
We will reasonably determine all questions as to the validity, form and eligibility of Restricted Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.
We reserve the right to reject any particular Restricted Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Restricted Note before the expiration time. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes must be cured before the expiration time of the applicable exchange offer. None of the Company, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity in any tender of the Restricted Notes. None of the Company, the exchange agent or any other person will incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is executed by a person other than the registered holder of Restricted Notes, the letter of transmittal must be accompanied by the Restricted Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Restricted Notes.
If the letter of transmittal or any Restricted Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.
All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Restricted Notes will be determined by the Company in its sole discretion, and its determination will be final and binding.
By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Restricted Notes will represent, among other things, that:
•
it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Registered Notes;

•
the Registered Notes will be acquired in the ordinary course of its business;

•
it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Registered Notes; and

•
if such holder is a broker-dealer that will receive Registered Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes. See “Plan of Distribution.”

Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes
Upon satisfaction of all of the conditions to the applicable exchange offer, we will accept, promptly after the expiration date, all relevant Restricted Notes validly tendered and not validly withdrawn. We will issue the Registered Notes promptly after the expiration of the applicable exchange offer and acceptance of the relevant Restricted Notes. See “— Conditions to the Exchange Offers” above. For purposes of the exchange offers, we will be deemed to have accepted validly tendered Restricted Notes for exchange when, as and if we have given written notice of such acceptance to the exchange agent.
For each Restricted Note accepted for exchange, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Restricted Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offers. Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment for accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offers and will be deemed to have waived their rights to receive such accrued interest on the Restricted Notes.
In all cases, issuance of Registered Notes for Restricted Notes will be made only after timely receipt by the exchange agent of:
•
book-entry confirmation of the deposit of the Restricted Notes into the exchange agent’s account at the book-entry transfer facility;

•
a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•
all other required documents.

Unaccepted or non-exchanged Restricted Notes will be returned without expense to the tendering holder of the Restricted Notes promptly after the expiration of the applicable exchange offer. In the case of Restricted Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Restricted Notes will be returned or recredited promptly after the expiration of the applicable exchange offer.
Book-Entry Transfer
The exchange agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Restricted Notes must make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer, including its ATOP procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Registered Notes issued in the exchange offers may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the exchange agent at the address listed below under “— Exchange Agent” (or its account at DTC with respect to an agent’s message) prior to 5:00 p.m., New York City time, on the expiration date.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of Restricted Notes may withdraw (and resubmit) their tenders at any time prior to the expiration of the applicable exchange offers. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under “— Exchange Agent,” or the holder must comply with the appropriate procedure of DTC’s ATOP system.
Any such notice of withdrawal must specify the name of the person who tendered the Restricted Notes to be withdrawn, identify the Restricted Notes to be withdrawn (including the principal amount of such Restricted Notes and the CUSIP numbers and total principal amount of such Restricted Notes) and, where Restricted Notes have been transmitted via ATOP, specify the name in which such Restricted Notes were registered if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the Restricted Notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these Restricted Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the Trustee for the Restricted Notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender and, if applicable because the Restricted Notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at DTC to be credited if different than that of the person having tendered the Restricted Notes to be withdrawn.
If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account of DTC according to the procedures described above, such Restricted Notes will be credited to an account maintained with DTC for Restricted Notes) promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “Procedures for Tendering the Restricted Notes” above at any time prior to the expiration time.
Exchange Agent
U.S. Bank Trust Company, National Association has been appointed as exchange agent for the exchange offers. You should direct questions and requests for assistance or requests for additional copies of this prospectus, or the letter of transmittal, to the exchange agent addressed as follows:
By Hand, Registered, Certified or
Express Mail or by Overnight Courier
U.S. Bank Trust Company, National Association,
as Exchange Agent
Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107-2292
Attn: Specialized Finance
For Information Call:
(800) 934-6802

For Facsimile Transmission (for Eligible Institutions only):
(651) 466-5400
E-mail Inquiries:
cts.specfinance@usbank.com
Delivery to an address other than as set forth above does not constitute a valid delivery to the exchange agent.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We have agreed under the Registration Rights Agreement to pay all expenses incident to the exchange offers other than commissions or concessions of any broker-dealers and we will indemnify and hold harmless the holders of the Restricted Notes and the Registered Notes (including any broker-dealers, among other persons) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offers, including out-of-pocket expenses for the exchange agent, will be paid by the Company. We will not pay for underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Restricted Notes by a holder.
Consequences of Failure to Exchange
Holders of Restricted Notes who do not exchange their Restricted Notes for Registered Notes under the exchange offers will remain subject to the restrictions on transfer of such Restricted Notes as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering memorandum distributed in connection with the private placement offering of the Restricted Notes.
In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the Restricted Notes under the Securities Act. Based on interpretations of the SEC staff, Registered Notes issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is the Company’s “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; so long as the holders acquired the Registered Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Registered Notes to be acquired in the exchange offers. Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the Registered Notes could not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
We do not currently anticipate that we will register under the Securities Act any Restricted Notes that remain outstanding after completion of the exchange offers. See “Risk Factors — Risks Related to the Exchange Offers — You may have difficulty selling the Restricted Notes that you do not exchange.”
Accounting Treatment
We will record the Registered Notes in our accounting records at the same carrying value as the Restricted Notes for which they were exchanged in respect of the offer made pursuant to this prospectus, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers. We will expense the costs of the exchange offers and amortize the remaining unamortized expenses related to the issuance of the Restricted Notes over the term of the Registered Notes.
Additional Obligations
In the Registration Rights Agreement, we agreed that under certain circumstances we would file a shelf registration statement with the SEC covering resales of notes by holders thereof if, for any reason, the exchange offers are not completed on or prior to December 31, 2022 or if, following such date, the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement. In such an event, we would be under a continuing obligation to use commercially reasonable efforts to keep the shelf registration statement effective and to provide copies of the latest version of the prospectus contained therein to any broker-dealer that requests copies for use in a resale.
Other
Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Restricted Notes.

DESCRIPTION OF THE NOTES
The Restricted Notes were, and the Registered Notes will be, issued pursuant to the Indenture between Coterra Energy Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”).
Because this section is a summary, it does not describe every aspect of the Indenture or the Registered Notes. This summary is subject to and qualified in its entirety by reference to all of the provisions of the Indenture, including definitions of certain terms used in the Indenture and the Registered Notes. You should read the Indenture and the Registered Notes, because they contain additional information and they, and not this description, will define your rights as a holder of the Registered Notes. Additionally, copies of the Indenture are available without charge upon request to us at the address provided in the section entitled “Where You Can Find More Information.” You will find the definitions of certain capitalized terms used in this section under the heading “— Certain Definitions.” For purposes of this description, references to “Company,” “Coterra,” “we,” “us” or “our” refer only to Coterra Energy Inc. and not to its subsidiaries. Certain defined terms used in this section but not defined herein have the meanings assigned to them in the Indenture.
General
The following table sets forth the title (including the interest rate), CUSIP number, maturity date, maximum aggregate principal amount, interest payment dates and record dates of each series of Registered Notes offered.
Title (Including Interest Rate)	CUSIP Nos.	Maturity Date	Maximum Aggregate Principal Amount	Interest Payment Dates	Record Date
3.90% Senior Notes due 2027	127097AG8	May 15, 2027	$687,217,000	May 15 and November 15	May 1 and November 1
4.375% Senior Notes due 2029	127097AK9	March 15, 2029	$433,171,000	March 15 and September 15	March 1 and September 1
Each series of Registered Notes and the corresponding series of Restricted Notes that are not exchanged in the applicable exchange offer will be treated as a single series of debt securities under the Indenture, pursuant to which each series of Restricted Notes were, and the corresponding series of Registered Notes will be, issued, along with any additional notes of any applicable series issued pursuant to the Indenture.
The Registered Notes
The Registered Notes will:
•
be general unsecured, senior obligations of Coterra;

•
be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•
be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form;

•
rank senior in right of payment to all future Indebtedness that is expressly subordinated in right of payment to the Registered Notes;

•
rank equally in right of payment with all existing and future senior Indebtedness of Coterra that is not subordinated;

•
be structurally subordinated to all Indebtedness and obligations of Coterra’s Subsidiaries, including the outstanding senior notes issued by Cimarex;

•
be effectively subordinated to all future senior Indebtedness secured by liens up to the extent of the value of the collateral securing such Indebtedness.

Interest
Interest on the Registered Notes will be payable semi-annually and will accrue from the most recent interest payment date of the applicable series of the Restricted Notes, which was May 15, 2022 in the case of the Registered 2027 Notes and September 15, 2022 in the case of the Registered 2029 Notes. The holders of the Restricted Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Restricted Notes from the last interest payment date on which interest was paid on such Restricted Notes to the date of issuance of the Registered Notes. Interest on the Restricted Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest is payable on the Registered Notes beginning with the first interest payment date following the consummation of the exchange offers.
Registered 2027 Notes
Interest on the Registered 2027 Notes will:
•
accrue at the rate of 3.90% per annum;

•
be payable in cash semi-annually in arrears as of the close of business on each May 15 and November 15, whether or not a Business Day, commencing on November 15, 2022; and

•
be payable to the holders of record on the May 1 and November 1 immediately preceding the related interest payment dates.

Registered 2029 Notes
Interest on the Registered 2029 Notes will:
•
accrue at the rate of 4.375% per annum;

•
be payable in cash semi-annually in arrears as of the close of business on each March 15 and September 15, whether or not a Business Day, commencing on March 15, 2023; and

•
be payable to the holders of record on the March 1 and September 1 immediately preceding the related interest payment dates.

Payments on the Registered Notes; Paying Agent and Registrar
We will pay the principal of, premium, if any, and interest on the Registered Notes at the office or agency designated by Coterra in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the Registered Notes by check mailed to holders of the Registered Notes at their registered address as it appears in the Registrar’s books. Coterra will initially appoint the Trustee to act as Paying Agent and Registrar for the Registered Notes. We may, however, change the Paying Agent or Registrar of the Registered Notes without prior notice to the holders of the Registered Notes, and Coterra or any of its Subsidiaries may act as Paying Agent or Registrar.
We will pay the principal of, premium, if any, and interest on the Registered Notes in global form registered in the name of or held by the Depositary Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Registered Note. If any scheduled date for a payment on the Registered Notes is not a Business Day, then the payment will be paid on the next succeeding Business Day without additional interest in respect of such delay.
Transfer and Exchange
A holder may transfer or exchange the Registered Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by Coterra, the Trustee or the Registrar for any registration of transfer or exchange of the Registered Notes, but Coterra may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. Coterra is not required to transfer or exchange any Registered Note selected for redemption.

Also, Coterra is not required to transfer or exchange any Registered Note for a period of 15 days before a selection of the Registered Notes to be redeemed.
The registered holder of any note will be treated as the owner of it for all purposes.
Optional Redemption
Before the applicable Par Call Date for each series of the Registered Notes, each such series may be redeemed at our option, at any time in whole or from time to time in part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the Registered Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Registered Notes to be redeemed that would have become due after the redemption date if such Registered Notes matured on the applicable Par Call Date for such series but for the redemption (not including any portion of such payments of interest accrued to, but not including, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year comprising twelve 30-day months) at the Treasury Rate plus 25 basis points, plus interest accrued on the applicable Registered Notes to, but not including, the redemption date (provided that interest payments due on or prior to the redemption date will be paid to the record holders of such Registered Notes on the relevant record date). We may instruct the Trustee in writing to send the notice of redemption in the name of and at our expense provided the Trustee receives such written instruction at least five days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. We shall provide Trustee an officer’s certificate and opinion of counsel in connection with any redemption.
If any Registered Notes are redeemed on or after the applicable Par Call Date for such series, the Registered Notes of each series may be redeemed, in whole or in part, at our option, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Registered Notes to be redeemed plus interest accrued thereon to, but not including, the redemption date (provided that interest payments due on or prior to the redemption date will be paid to the record holders of such Registered Notes on the relevant record date).
Notwithstanding anything herein to the contrary, notices may be mailed (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global Registered Notes, sent electronically) more than 60 days prior to a redemption date if the notice is issued in connection with a covenant defeasance or legal defeasance with respect to the Registered Notes or a satisfaction and discharge of the Indenture with respect to the Registered Notes. Notice of any redemption may, at Coterra’s discretion, be subject to one or more conditions precedent. A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.
For the purposes of the Registered Notes:
“2027 Notes Par Call Date” means February 15, 2027.
“2029 Notes Par Call Date” means December 15, 2028.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Registered Notes to be redeemed (assuming, for this purpose, that the Registered Notes matured on the applicable Par Call Date for such series) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Registered Notes.
“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Par Call Date” means the 2027 Notes Par Call Date or the 2029 Notes Par Call Date, as applicable.

“Reference Treasury Dealer” means at least one primary U.S. Government securities dealer in The City of New York as we shall select.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day in The City of New York preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
In the case of any partial redemption, selection of the Registered Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Registered Notes are listed or, if the Registered Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate or as may be required by the depositary’s applicable procedures, although no Registered Notes of $2,000 in original principal amount or less will be redeemed in part. If any Registered Note is to be redeemed in part only, the notice of redemption relating to such Registered Note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Registered Notes.
Coterra is not required to make mandatory redemption payments or sinking fund payments with respect to the Registered Notes.
Coterra and its Subsidiaries and affiliates may acquire Registered Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.
Ranking
The Registered Notes will be general unsecured obligations of the Company that rank senior in right of payment to all future indebtedness that is expressly subordinated in right of payment to the Registered Notes. The Registered Notes will rank equally in right of payment with all future indebtedness of the Company that is not subordinated and will be (1) structurally subordinated to all indebtedness and obligations of the Company’s Subsidiaries, including the outstanding senior notes issued by Cimarex and any other indebtedness and liabilities of our subsidiaries and (2) effectively subordinated to all future senior indebtedness secured by liens up to the extent of the value of the collateral securing such indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up of Coterra or upon the acceleration of any senior secured indebtedness, the assets of Coterra that secure such senior secured indebtedness will be available to pay obligations on the Registered Notes only after all indebtedness under such senior secured indebtedness has been repaid in full from such assets. See “Description of the Notes — Ranking.”
As of June 30, 2022, we had approximately $3.1 billion of total consolidated indebtedness outstanding (none of which was secured), comprising approximately $2.0 billion of aggregated principal amount of unsecured senior notes outstanding, including the Restricted Notes, and no borrowings outstanding under our revolving credit facility. On August 1, 2022, we retired $124 million principal amount of our outstanding consolidated indebtedness. On September 19, 2022, we delivered notices of redemption with respect to the $705,495,000 aggregate principal amount of the outstanding Coterra 2024 Notes, representing all of the outstanding Coterra 2024 Notes, and the $44,497,000 aggregate principal amount of the Cimarex 2024 Notes, representing all of the outstanding Cimarex 2024 Notes. The Coterra 2024 Notes and the Cimarex 2024 Notes will be redeemed on September 29, 2022 and October 19, 2022, respectively.
Change of Control Triggering Event
If a Change of Control occurs and is accompanied by a Ratings Decline of the Registered Notes (together, a “Change of Control Triggering Event”), unless Coterra has exercised its right to redeem all of the Registered Notes as described under “— Optional Redemption,” each holder will have the right to require Coterra to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Registered Notes at a purchase price in cash equal to 101% of the principal amount of such Registered Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Within 30 days following any Change of Control Triggering Event, unless Coterra has exercised its right to redeem all of the Registered Notes as described under “— Optional Redemption,” Coterra will mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global Registered Notes, send electronically) a notice (the “Change of Control Offer”) to each holder of the Registered Notes, with a copy to the Trustee, stating:
(1)
that a Change of Control Triggering Event has occurred or will occur and that such holder has the right to require Coterra to purchase such holder’s Registered Notes at a purchase price in cash equal to 101% of the principal amount of such Registered Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)
the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with the requirements under the Exchange Act) (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may not occur prior to the Change of Control Triggering Event; and

(3)
the procedures determined by Coterra, consistent with the Indenture, that a holder must follow in order to have its Registered Notes repurchased.

On the Change of Control Payment Date, Coterra will, to the extent lawful:
(1)
accept for payment all Registered Notes or portions of Registered Notes (of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)
deposit, to the extent not previously deposited for such purpose, with the paying agent an amount equal to the Change of Control Payment in respect of all Registered Notes or portions of such notes so tendered; and

(3)
deliver or cause to be delivered to the Trustee the Registered Notes, to the extent not previously delivered for such purpose, so accepted and an Officers’ Certificate stating the aggregate principal amount of Registered Notes or portions of Registered Notes being purchased by Coterra.

The paying agent will promptly mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global Registered Notes, send electronically) to each holder of Registered Notes so tendered the Change of Control Payment for such Registered Notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each holder a new Registered Note equal in principal amount to any unpurchased portion of the Registered Notes surrendered, if any; provided that each such new Registered Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The paying agent will deliver the Change of Control Payment for such Registered Note in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Registered Note.
The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the holders to require that Coterra repurchase or redeem the Registered Notes in the event of a takeover, recapitalization or similar transaction.
Coterra will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Coterra and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.
Coterra will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Registered Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, Coterra will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.
Certain Covenants
Limitation on Liens
Coterra will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt (other than Permitted Liens) upon any of its property or assets (including, without limitation, Capital Stock of Subsidiaries), or income or profits therefrom, whether owned on the Issue Date or acquired after that date, unless contemporaneously with the creation, Incurrence or assumption of such Lien effective provision is made to secure the Indebtedness due under the Indenture and the Registered Notes equally and ratably with (or senior in priority to in the case of Liens with respect to Funded Debt that is expressly subordinated to the Registered Notes) the Funded Debt secured by such Lien for so long as such Funded Debt is so secured.
Notwithstanding the preceding paragraph, we may, and may permit any Subsidiary of ours to, directly or indirectly, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt without securing the Registered Notes; provided that the aggregate principal amount of such Funded Debt secured by such Lien, together with the aggregate outstanding principal amount of all other Funded Debt of ours and any Subsidiary of ours secured by any Liens (other than Permitted Liens), does not at the time such Funded Debt is created, Incurred or assumed exceed 15% of Consolidated Net Tangible Assets at such time.
Merger and Consolidation
Coterra will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets on a consolidated basis to, any Person, unless:
(1)
the resulting, surviving or transferee Person (the “Successor Company”) will be a company, corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Registered Notes of any series and the Indenture; provided that if the Successor Company is not a corporation, a corporate wholly owned subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia shall become a co-issuer of such Registered Notes;

(2)
immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(3)
Coterra shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease, and such supplemental indenture (if any), comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For purposes of the foregoing, the sale, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of Coterra, which properties and assets, if held by Coterra instead of such subsidiaries, would constitute all or substantially all of the properties and assets of Coterra on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Coterra on a consolidated basis.
The predecessor Company will be released from its obligations under the Registered Notes and the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Coterra under the Registered Notes and the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Registered Notes of any series.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.
SEC Reports
Coterra will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that Coterra is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If Coterra is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, Coterra will furnish to all holders of the Registered Notes and prospective purchasers of the Registered Notes designated by the holders of the Registered Notes, promptly on their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act. For purposes of this covenant, Coterra will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the holders of Registered Notes and bona fide prospective purchasers as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on Coterra’s website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website.
Events of Default
Each of the following is an Event of Default with respect to each series of the Registered Notes:
(1)
default in any payment of interest on any Note of such series when due, continued for 30 days;

(2)
default in the payment of principal of or premium, if any, on any Note of such series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)
failure by Coterra to comply with its obligations under “— Certain Covenants — Merger and Consolidation”;

(4)
failure by Coterra to comply for 60 days after notice as provided below with its other agreements contained in the Indenture or the Registered Notes of such series;

(5)
default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Coterra (or the payment of which is guaranteed by Coterra), other than Indebtedness owed to a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default:

(a)
is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b)
results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, aggregates $150.0 million or more; or
(6)
certain events of bankruptcy, insolvency or reorganization of Coterra (the “bankruptcy provisions”).

However, a default under clause (4) of this paragraph will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes of such series notify Coterra in writing of the default and Coterra does not cure such default within the time specified in clause (4) of this paragraph after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the Trustee by written notice to Coterra, or the holders of at least 25% in principal amount of the then outstanding Notes of such series by written notice to Coterra and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Registered Notes of such series to be due and payable. Such notice must specify the Event of Default and state that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Registered Notes of any series because an Event of Default described in clause (5) under “— Events of Default” has occurred and is continuing, the declaration of acceleration of the Registered Notes of any series shall be automatically annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Coterra or waived by the holders of the relevant Indebtedness within 20 days after the written notice of declaration of acceleration of the applicable series of Notes with respect thereto is received by Coterra and if (1) the annulment of the acceleration of the Registered Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Registered Notes that became due solely because of the acceleration of such Notes, have been cured or waived. If an Event of Default described in clause (6) above occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest on all the Registered Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium, if any, or interest) and rescind any such acceleration with respect to the Registered Notes of any series and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Registered Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived.
Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Registered Notes of any series unless:
(1)
such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
holders of at least 25% in principal amount of the then outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3)
such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the holders of a majority in principal amount of the then outstanding Notes of such series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes of each series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, the Indenture or the Registered Notes of any series, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global Notes, send electronically) to each holder of the affected series of the Registered Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Notes of any series, the Trustee may withhold from the holders of Notes notice of any continuing Default if and so long as the board of directors or a committee of the board of directors of the Trustee or a committee of its Responsible Officers and/or a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the holders of Notes. In addition, Coterra is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Coterra also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default, unless such Default has been cured or waived before the end of the 30-day period, their status and what action Coterra is taking or proposing to take in respect thereof.
Amendments and Waivers
Except as provided in the next two succeeding paragraphs, the Indenture and the rights of holders of any series of Registered Notes (and any other debt securities issued under the Indenture) may be changed, modified, amended or supplemented, and any past default or compliance with any provisions may be waived, with the consent (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities) of (i) the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture voting as a single class or (ii) if fewer than all of the series of outstanding debt securities issued under the Indenture are affected by such change, modification, amendment, supplement or waiver, the holders of not less than a majority in principal amount of the outstanding securities of all series so affected by such change, modification, amendment, supplement or waiver voting as a single class.
However, without the consent of each holder of an outstanding Registered Note affected, no amendment, supplement or waiver may (with respect to any Registered Notes of each such affected series held by a non-consenting holder):
(1)
reduce the principal amount of Registered Notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the stated rate of interest or extend the stated time for payment of interest on any Registered Note;

(3)
reduce the principal of or extend the Stated Maturity of any Registered Note;

(4)
waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Registered Notes (except a rescission of acceleration of the Registered Notes of the applicable series by the holders of at least a majority in aggregate principal amount of the then outstanding Registered Notes of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)
reduce the premium payable upon the redemption or repurchase of any Registered Notes of any series or change the time at which any Registered Note may be redeemed or repurchased as described above under “— Optional Redemption” or “— Change of Control Triggering Event” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control” or “Change of Control Triggering Event”);

(6)
make any Registered Notes payable in money other than that stated in the Registered Notes;

(7)
impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s Registered Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Registered Notes; or

(8)
make any change in the amendment or waiver provisions which require each holder’s consent.

Notwithstanding the foregoing, without the consent of any holder of Registered Notes, Coterra and the Trustee may amend or supplement the Indenture and the Registered Notes to:
(1)
cure any ambiguity, omission, defect or inconsistency;

(2)
provide for the assumption by a successor entity of the obligations of Coterra under the Indenture or the Registered Notes in accordance with “— Certain Covenants — Merger and Consolidation”;

(3)
provide for or facilitate the issuance of uncertificated Registered Notes in addition to or in place of certificated Registered Notes (provided that the uncertificated Registered Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)
add Guarantees with respect to the Registered Notes;

(5)
secure the Registered Notes;

(6)
add covenants of Coterra or another obligor under the Indenture or the Registered Notes, or Events of Default for the benefit of the holders of the Registered Notes or to make changes that would provide additional rights to the holders of the Registered Notes or to surrender any right or power conferred upon Coterra or another such obligor;

(7)
make any change that does not adversely affect the legal or contractual rights of any holder under the Indenture or the Registered Notes;

(8)
evidence and provide for the acceptance of an appointment under the Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(9)
provide for the issuance of additional notes permitted to be issued under the Indenture; or

(10)
comply with the rules of any applicable securities depositary.

The consent of the holders of affected series of Registered Notes is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of Registered Notes given in connection with a tender of such holder’s Registered Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture for which the consent of the holders of Registered Notes of an affected series is required becomes effective, Coterra is required to mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global Registered Notes, send electronically) to the holders of Registered Notes of such series a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders of Registered Notes of such series, or any defect in the notice will not impair or affect the validity of any amendment, supplement or waiver.
Defeasance
Coterra may, at its option and at any time, elect to have all of its obligations discharged with respect to any of the outstanding Notes issued under the Indenture (“legal defeasance”) except for:
(1)
the rights of holders to receive payments in respect of the principal, premium, if any, and interest on the Registered Notes of such series when such payments are due, solely out of the trust referred to below;

(2)
Coterra’s obligations with respect to the Registered Notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for note payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the Trustee, and Coterra’s obligations in connection therewith; and

(4)
the legal defeasance provisions of the Indenture.

Coterra at any time may discharge its obligations described under “— Change of Control Triggering Event” and under the covenants described under “— Certain Covenants” (“covenant defeasance”) with respect to any series of the Registered Notes.
Coterra may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Coterra exercises its legal defeasance option, payment of the Registered Notes of the applicable series may not be accelerated because of an Event of Default with respect to the Registered Notes of such series. If Coterra exercises its covenant defeasance option, payment of the Registered Notes of the applicable series may not be accelerated because of an Event of Default specified in clauses (4) (only with respect to covenants that are released as a result of such covenant defeasance) and (5) under “— Certain Covenants — Events of Default.”
In order to exercise either defeasance option, Coterra must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Registered Notes of the applicable series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Registered Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.
If Coterra fails to comply with its remaining obligations under the Indenture with respect to the Registered Notes of the applicable series following a covenant defeasance and the Registered Notes of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Registered Notes of such series at the time of the acceleration resulting from such Event of Default; however, Coterra will remain liable in respect of such payments.
Satisfaction and Discharge
The Indenture (as it relates to the Registered Notes) will be discharged and will cease to be of further effect as to all Notes of any series issued thereunder, when either:
(1)
all such Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)
(a)   all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Coterra, and Coterra has irrevocably deposited or caused to be deposited with such Trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Registered Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b)
Coterra has paid or caused to be paid all sums payable by it with respect to the Registered Notes of such series under the Indenture; and

(c)
Coterra has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Registered Notes of such series at maturity or the redemption date, as the case may be.

In addition, Coterra shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, manager, member, partner, incorporator or stockholder of Coterra, as such, shall have any liability for any obligations of Coterra under the Registered Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Registered Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Registered Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Concerning the Trustee
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the Trustee under the Indenture and has been appointed by Coterra as Registrar and Paying Agent with regard to the Registered Notes. In addition, U.S. Bank National Association, an affiliate of the Trustee, serves as a documentation agent and as a lender under Coterra’s second amended and restated credit agreement, as amended. The Trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus or the related documents.
Governing Law
The Indenture is, and the Registered Notes will be upon issuance, governed by and construed in accordance with the laws of the State of New York.
Certain Definitions
“Board of Directors” means, (1) as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof, (2) as to any Person that is a partnership (general or limited), the Board of Directors of a general partner of such partnership or any duly authorized committee thereof, or (3) with respect to any other Person, the Person or group of Persons serving a similar function or any duly authorized committee thereof.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock and limited liability company or partnership interests (whether general or limited) of such Person, but excluding any debt securities convertible or exchangeable into such equity.
“Change of Control” means:
(1)
any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Coterra (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of Coterra held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); provided, however, that a person or group shall not be deemed the beneficial owner of (a) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange thereunder or (b) any securities the beneficial ownership of which (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation and (ii) is not then reportable on Schedule 13D (or any successor schedule) under the Exchange Act, if applicable; or
(2)
during any period of two consecutive years, individuals who at the beginning of such period constituted Coterra’s Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of Coterra was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of Coterra’s Board of Directors then in office; or

(3)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Coterra and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)
the adoption by the stockholders of Coterra of a plan or proposal for the liquidation or dissolution of Coterra.

“Code” means the Internal Revenue Code of 1986, as amended.
“Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of Coterra and its Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom:
(1)
all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of Funded Debt); and

(2)
the value of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth on our consolidated balance sheet as of a date no earlier than the date of Coterra’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Funded Debt” means, in respect of any Person, all Indebtedness Incurred by such Person, which matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“holder” means a Person in whose name a Registered Note is registered on the Registrar’s books.
“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
“Indebtedness” means, with respect to any Person on any date of determination, any obligation of such Person, whether contingent or otherwise, for the repayment of borrowed money and any Guarantee thereof.
“Investment Grade Rating” means a rating equal to or higher than (1) Baa3 (or the equivalent) with a stable or better outlook by Moody’s and (2) BBB‑ (or the equivalent) with a stable or better outlook by S&P; or if either such entity ceases to rate the applicable series of the Registered Notes for reasons outside of Coterra’s control, the equivalent investment grade rating from another nationally recognized statistical rating agency or agencies, as the case may be, selected by Coterra.
“Issue Date” means the date the Restricted Notes were first issued under the Indenture.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. For the avoidance of doubt, in no event shall (1) an operating lease be deemed to constitute a Lien and (2) a contract that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of ASC 842 be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of Coterra.
“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Coterra.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Coterra or the Trustee.
“Permitted Liens” means, with respect to any Person:
(1)
any Lien in favor of the Trustee for the benefit of the Trustee or the holders of the Registered notes of the applicable series or otherwise securing the Registered Notes, or Liens on funds held in trust for the benefit of third parties;

(2)
pledges or deposits or other security made or provided by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public, regulatory or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure performance, surety, appeal or similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent;
(3)
Liens imposed by law, including, without limitation, carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s and similar Liens arising in the ordinary course of business;

(4)
Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate negotiations or proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)
Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)
Liens on property to secure (i) all or any portion of the cost of acquiring, constructing, altering, improving, or repairing any property or assets, real or personal, or improvements used in connection with such property, and (ii) Indebtedness incurred by Coterra or any Subsidiary to provide funds for the activities set forth in clause (i) above; provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired, constructed or improved and such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of Coterra or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)
judgment Liens; provided that any such judgment Lien (i) has not and does not, together with other judgment Liens, give rise to an Event of Default and (ii) is adequately bonded (or any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor) and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(8)
Liens on property, assets or Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property or assets owned by Coterra or any other Subsidiary;

(9)
Liens on property, assets or Capital Stock of a Person at the time Coterra or a Subsidiary acquired the property, asset or Capital Stock, including any acquisition by means of a merger or consolidation with or into Coterra or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property or asset owned by Coterra or any Subsidiary;

(10)
Liens securing Indebtedness or other obligations of a Subsidiary owing to Coterra or any other Subsidiary;

(11)
Liens under industrial revenue, municipal or similar bonds;

(12)
any Lien resulting from the deposit of moneys or evidence of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness of Coterra or any Subsidiary; and

(13)
Liens securing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify (or successive refinancings, refundings, replacements, amendments, extensions or modifications), as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (6), (8), (9) or (13) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof)

that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced, refunded, replaced, amended, extended or modified.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Rating Agencies” means S&P, and Moody’s Investors Service, Inc. or if S&P or Moody’s or both shall not make a rating on the Registered Notes of the applicable series publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Coterra (as evidenced by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.
“Ratings Decline” means a decrease in the ratings of the Registered Notes of the applicable series by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of the Registered Notes of such series by each of the Rating Agencies falls below an Investment Grade Rating on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period will be extended so long as the rating of such Registered Notes of the applicable series is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Registered Notes of such series).
“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or its successor.
“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including, without limitation, pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” with respect to any Person, means any (1) corporation of which the outstanding capital stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such corporation under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (2) partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

EXCHANGE OFFERS; REGISTRATION RIGHTS
On October 7, 2021, the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, Capital One Securities, Inc., CIBC World Markets Corp., KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc. and MUFG Securities Americas Inc., as dealer managers, entered into the Registration Rights Agreement with respect to the Restricted Notes. In the Registration Rights Agreement, the Company agreed, among other things, for the benefit of the holders of the Restricted Notes to use commercially reasonable efforts to (1) cause to be filed a registration statement on Form S-4 with respect to a registered offer to exchange each series of Restricted Notes for Registered Notes, with terms substantially identical in all material respects to such series of Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause such registration statement become effective under the Securities Act by December 31, 2022.
If the SEC declares the registration statement of which this prospectus forms a part effective, the Company will offer the Registered Notes in exchange for the Restricted Notes. Each of the exchange offers will remain open for at least 20 business days from the date such prospectus is mailed and/or electronically delivered. For each Restricted Note surrendered to the Company under the exchange offers, the holders of such Restricted Note will receive a Registered Note of such series of equal principal amount. Interest on the Registered Notes will be payable semi-annually and will accrue from the most recent interest payment date of the applicable series of the Restricted Notes, which was May 15, 2022 in the case of the Registered 2027 Notes and September 15, 2022 in the case of the Registered 2029 Notes. A holder of registrable securities that participates in the exchange offers will be required to make certain representations to us. The Company will use commercially reasonable efforts to complete the exchange offers not later than 60 days after the registration statement becomes effective.
Under existing interpretations of the SEC contained in several no-action letters to third parties, the Registered Notes will be freely transferable after the exchange offers without further registration under the Securities Act, except that any broker-dealer that participates in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act when it resells the Registered Notes. In addition, under applicable interpretations of the staff of the SEC, the Company’s affiliates will not be permitted to exchange their Restricted Notes for Registered Notes in the exchange offers.
The Company will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of the Registered Notes. Restricted Notes of any series not tendered in the exchange offers will continue to bear interest at the rate set forth in the Indenture with respect to such series of Restricted Notes and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offers.
If for any reason the exchange offers are not completed on or prior to December 31, 2022 or if, following such date, the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement, then the Company will use commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of the Restricted Notes and to keep that shelf registration statement effective until the date that the Restricted Notes cease to be “registrable securities” (as defined below). The Company will, in the event of such a shelf registration, provide to each participating holder of Restricted Notes copies of a prospectus, notify each participating holder of Restricted Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Restricted Notes. A holder of registrable securities that sells Restricted Notes under the shelf registration statement generally will be required to make certain representations to the Company, to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from the Company.
If a “registration default” (as defined below) occurs with respect to a series of registrable securities, then additional interest shall accrue on the principal amount of the Restricted Notes of a particular series that are registrable securities at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when the registration defaults ends. A “registration default” occurs if (i) the exchange offer registered on a registration statement on Form S-4 for the Restricted Notes validly tendered in accordance with the terms of such registration statement is not completed on or prior to December 31, 2022 or, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the 60th day after the later of (A) December 31, 2022 and (B) the date on which the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement or (ii) if applicable, a shelf registration statement covering resales of the Restricted Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (A) on more than two occasions of at least 30 consecutive days during the required effectiveness period as described therein or (B) at any time in any 12-month period during the required effectiveness period as described therein and such failure to remain effective or be so usable exists for more than 90 days (whether or not consecutive) in any 12-month period. A registration default ends with respect to a series of Restricted Notes when such Restricted Note ceases to be a registrable security or, if earlier, in the case of a registration default under clause (ii) of the definition thereof, when the registration statement again becomes effective or the prospectus again becomes usable as permitted by the definition thereof.
The Registration Rights Agreement defines “registrable securities” initially to mean the Restricted Notes and provides that the Restricted Notes will cease to be registrable securities upon the earliest to occur of the following: (i) when a registration statement with respect to such Restricted Notes has become effective and such Restricted Notes have been exchanged or disposed of pursuant to such registration statement, (ii) when such Restricted Notes cease to be outstanding or (iii) when such Restricted Notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided the Company shall have removed or caused to be removed any restrictive legend on the Restricted Notes.
Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Restricted Notes is payable.
This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety to, all the provisions of the Registration Rights Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of Restricted Notes for Registered Notes in the exchange offers. It does not purport to contain a complete analysis of all the potential tax considerations relating to the exchange. This discussion is limited to holders of Restricted Notes who hold the Restricted Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, judicial authorities and published positions of the Internal Revenue Service (the “IRS”), all as currently in effect, and all of which are subject to change or differing interpretations possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information purposes only and does not address all of the U.S. federal income tax consequences and considerations that may be relevant to a particular holder in light of such holder’s particular facts and circumstances and does not apply to holders that are subject to special treatment under U.S. federal income tax laws, such as, for example, banks or other financial institutions; insurance companies, regulated investment companies, real estate investment trusts or mutual funds; holders liable for the alternative minimum tax; certain former citizens or former long-term residents of the United States; U.S. holders having a “functional currency” other than the U.S. dollar; tax-exempt organizations; dealers in securities; entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (or investors therein); subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts; traders in securities that elect to use a mark to market method of accounting; or holders that hold Restricted Notes as part of a straddle, constructive sale, or conversion transaction or other integrated or risk reduction transaction.
This discussion does not address any tax consequences under U.S. federal tax laws other than those pertaining to income tax, nor does it address any considerations under any state, local or foreign tax laws or under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion also does not address any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Restricted Notes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the exchange to them.
This discussion is for general purposes only. All holders are urged to consult with their tax advisors as to the specific tax consequences to them of the exchange of Restricted Notes for Registered Notes in light of their particular facts and circumstances, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.
Consequences of Tendering Restricted Notes
The exchange of Restricted Notes for Registered Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of Restricted Notes for Registered Notes, your basis in the Registered Notes will be the same as your basis in the Restricted Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Registered Notes will include your holding period for the Restricted Notes exchanged.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Coterra has agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, Coterra will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.
Coterra will not receive any proceeds from any sale of Registered Notes by broker-dealers. Registered Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Registered Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Registered Notes. Any broker-dealer that resells Registered Notes that were received by it for its own account pursuant to the exchange offers, and any broker or dealer that participates in a distribution of such Registered Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Registered Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.
The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration date of the exchange offers, Coterra will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Coterra has agreed to pay certain expenses incident to the exchange offers (including the expenses of one counsel for the holders of the Registered Notes) other than commissions or concessions of any brokers or dealers and Coterra will indemnify the holders of the Registered Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act.

LEGAL MATTERS
Baker Botts L.L.P. will pass upon certain legal matters for us in connection with the issuance of the Registered Notes.

EXPERTS
The financial statements of Coterra Energy Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report, which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Cimarex Energy Co. because it was acquired by the Company in a purchase business combination during 2021, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Cimarex Energy Co. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases in 2019 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.
Estimates of our proved reserves and related future net revenues related to our Marcellus Shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2021 were subject to an audit performed by Miller and Lents, Ltd., an independent petroleum engineer. Miller and Lents, Ltd. prepared independent estimates of 100 percent of the proved reserves related to our Marcellus Shale properties and found that such estimates were reasonable in the aggregate. Estimates of proved reserves and related future net revenues prepared by us have been so incorporated in this prospectus in reliance on the authority of such firm as experts in such matters.
DeGolyer and MacNaughton, an independent petroleum engineering firm, prepared independent estimates of Coterra’s proved reserve estimates for properties comprising at least 80% of the total future net revenue discounted at 10% attributable to the proved reserves estimates related to our Permian Basin, Anadarko Basin and other properties (excluding our Marcellus Shale properties) and found that such estimates were reasonable in the aggregate. Estimated quantities of such oil and gas reserves and the net present value of such reserves have been incorporated by reference in this prospectus in reliance on the authority of said firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Our SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from us by accessing our website at http://www.coterra.com under the “Investor Relations” link and then the “SEC Filings” link. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our securities.
The SEC allows us to incorporate by reference the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise specified in such current report) filed after the date of this prospectus and until the exchange offers described in this prospectus are completed or otherwise terminated. The documents we incorporate by reference include:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022;

•
our Current Reports on Form 8-K filed with the SEC on May 4, 2022, May 4, 2022, August 16, 2022 and September 19, 2022;

•
our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders, filed with the SEC on March 18, 2022, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•
the Audited Consolidated Balance Sheets of Cimarex as of December 31, 2020 and 2019, the related Audited Consolidated Statements of Operations and Comprehensive Income (Loss), Stockholders’ Equity, and Cash Flows for each of the years ended December 31, 2020, 2019 and 2018, and the notes related thereto, contained in Cimarex’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise specified in such current report) filed after the date of the registration statement and prior to the effectiveness of the registration statement.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this prospectus, at no cost, by writing or telephoning us at the following address:
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
Attention: Corporate Secretary
Telephone: (281) 589-4600
Except as expressly provided above, no other information is incorporated by reference into this prospectus.

Offers to Exchange the Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended
for
Any and All Outstanding Restricted Notes
Set Forth Opposite the Corresponding Registered Notes
REGISTERED NOTES	RESTRICTED NOTES
$687,217,000 3.90% Senior Notes due 2027 (CUSIP No. 127097AG8)	$687,217,000 3.90% Senior Notes due 2027 (CUSIP Nos. 127097AE3 and U12246AB7)
$433,171,000 4.375% Senior Notes due 2029 (CUSIP No. 127097AK9)	$433,171,000 4.375% Senior Notes due 2029 (CUSIP Nos. 127097AH6 and U12246AC5)
PROSPECTUS
           , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers

Delaware Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
Section 40 of Coterra’s amended and restated bylaws provides for indemnification of Coterra’s directors and officers to the full extent permitted by law, as now in effect or later amended. Section 40 of Coterra’s amended and restated bylaws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding shall be paid by Coterra upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by Coterra.
Additionally, Coterra’s certificate of incorporation contains a provision eliminating the personal liability of Coterra’s directors to Coterra or Coterra’s stockholders for monetary damages for breaches of the fiduciary duty of care as a director. As a result, Coterra’s stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to Coterra or to Coterra’s stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which a director receives an improper personal benefit.
In addition to the indemnification provisions in Coterra’s restated certificate of incorporation and Coterra’s amended and restated bylaws, Coterra has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by Coterra for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of Coterra. Coterra has also entered into indemnity agreements with individual officers. These agreements generally provide such officers with a contractual right to indemnification to the full extent provided by applicable law and Coterra’s amended and restated bylaws as in effect at the respective dates of such agreements.
Coterra has placed in effect insurance which purports (1) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned bylaw provision or otherwise and (2) to insure Coterra’s officers and directors and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

Item 21.
Exhibits and Financial Statement Schedules

Number	Description
2.1	Agreement and Plan of Merger, dated as of May 23, 2021, by and among Cabot Oil & Gas Corporation, Double C Merger Sub, Inc. and Cimarex Energy Co. (incorporated herein by reference to Exhibit 2.1 of Coterra’s Current Report on Form 8-K filed with the SEC on May 24, 2021).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 29, 2021, by and among Cabot Oil & Gas Corporation, Double C Merger Sub, Inc. and Cimarex Energy Co. (incorporated herein by reference to Annex A to the Joint Proxy Statement/Prospectus included in Coterra’s Registration Statement on Form S-4 (Reg. No. 333-257534) filed with the SEC on June 30, 2021).
3.1	Restated Certificate of Incorporation of Coterra Energy Inc. (incorporated herein by reference to Exhibit 3.3 to Coterra’s Current Report on Form 8-K filed with the SEC on October 1, 2021).
3.2	Amended and Restated Bylaws of Coterra Energy Inc. (incorporated herein by reference to Exhibit 3.4 to Coterra’s Current Report on Form 8-K filed with the SEC on October 1, 2021).
4.1	Indenture, dated as of October 7, 2021, between Coterra Energy Inc. and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to Coterra’s Current Report on Form 8-K filed with the SEC on October 7, 2021).
4.2	First Supplemental Indenture, dated as of October 7, 2021, by and between Coterra Energy Inc. and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 of Coterra’s Current Report on Form 8-K filed with the SEC on October 7, 2021).
4.3	Forms of Registered Notes (contained in Exhibit 4.2).
4.4	Registration Rights Agreement, dated as of October, 7 2021, by and among Coterra Energy Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, Capital One Securities, Inc., CIBC World Markets Corp., KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc. and MUFG Securities Americas Inc. (incorporated herein by reference to Exhibit 4.6 of Coterra’s Current Report on Form 8-K filed with the SEC on October 7, 2021).
5.1*	Opinion of Baker Botts L.L.P., regarding the validity of the securities being registered.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Miller and Lents, Ltd.
23.4*	Consent of DeGolyer and MacNaughton.
23.5*	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
24.1*	Powers of Attorney (contained in signature page).
25.1*	Statement of Eligibility of Trustee on Form T-1.
99.1*	Form of Letter of Transmittal.
107*	Filing Fee Table.

*
Filed herewith.

Item 22.
Undertakings

Each of the undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and/or (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of such Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 21, 2022.
COTERRA ENERGY INC.
By: /s/ THOMAS E. JORDEN Thomas E. Jorden Chief Executive Officer, President and Director
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Thomas E. Jorden, Scott C. Schroeder, Francis B. Barron, Todd M. Roemer, Matthew Kerin and Adam Vela, as his or her true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 21, 2022.
Signature	Title
/s/ THOMAS E. JORDEN Thomas E. Jorden	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ SCOTT C. SCHROEDER Scott C. Schroeder	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ TODD M. ROEMER Todd M. Roemer	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ DAN O. DINGES Dan O. Dinges	Executive Chairman and Director
/s/ DOROTHY M. ABLES Dorothy M. Ables	Director
/s/ ROBERT S. BOSWELL Robert S. Boswell	Director

Signature	Title
/s/ AMANDA M. BROCK Amanda M. Brock	Director
/s/ PAUL N. ECKLEY Paul N. Eckley	Director
/s/ HANS HELMERICH Hans Helmerich	Director
/s/ LISA A. STEWART Lisa A. Stewart	Director
/s/ FRANCES M. VALLEJO Frances M. Vallejo	Director
/s/ MARCUS A. WATTS Marcus A. Watts	Director